Exhibit 99.1

Full Circle Capital Appoints Tad Flynn to Board of Directors

RYE BROOK, NY, July 29, 2014 – Full Circle Capital Corporation (NASDAQ:FULL) (“Full Circle Capital”) announced today that it has appointed Terence “Tad” Flynn to its Board of Directors, thereby expanding the Board of Directors to six members. Mr. Flynn will also serve on Full Circle Capital’s Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee.

“Tad Flynn brings a strong set of skills, experience and insight to Full Circle Capital’s Board of Directors.  We look forward to his contributions to Full Circle Capital as we continue to expand our platform and capabilities,” commented Gregg J. Felton, President and Co-Chief Executive Officer of Full Circle Capital.

Mr. Flynn, 53, is a Managing Director at Houlihan Lokey, where he currently serves as Head of Asset Management Services. Previously, he co-founded the firm’s Capital Markets practice. Mr. Flynn is based in Houlihan Lokey’s New York office. Before joining Houlihan Lokey in 2009, Mr. Flynn was the head of the Alternative Capital Markets Group at UBS, where he headed the firm’s efforts in raising private alternative capital for public and private clients. Prior to taking on this mandate, he was a Managing Director in the Equity Capital Markets Group, having joined UBS in 2001. From 1998 to 2001, Mr. Flynn founded and ran Phoenix Media Group, a hybrid old-new media music firm focused on the aggregation of copyrighted material.

From 1993 to 1998, Mr. Flynn served in various roles at Salomon Brothers, where he established the corporate equity derivative group and managed the combined convertible capital markets and corporate equity derivative group. In 1995, he was named the deputy head of Salomon’s Global Equity Derivatives. Mr. Flynn began his career at Bankers Trust in 1983 in the corporate finance department and subsequently became a member of its derivatives group and founded the municipal derivative effort. While at Bankers Trust, in 1986, he joined the emerging markets group, and from 1987 through 1989, he ran the corporate finance arm of emerging markets. In 1990, he rejoined Bankers Trust’s derivatives group focusing on equity derivatives. Mr. Flynn also currently serves on the board of directors of Lone Pine Resources, Inc., a Calgary-based energy firm. Mr. Flynn received a B.A. with honors in Economics from Harvard College in 1983.

About Full Circle Capital

Full Circle Capital Corporation (NASDAQ: FULL) is a Rye Brook, New York based closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle Capital lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by lower middle-market companies that operate in a diverse range of industries. Full Circle Capital’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s website, www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle Capital's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle Capital's filings with the Securities and Exchange Commission. Full Circle Capital undertakes no duty to update any forward-looking statements made herein.

Company Contacts:	Investor Relations Contacts:
John Stuart, Co-Chief Executive Officer	Stephanie Prince
Gregg J. Felton, Co-Chief Executive Officer	Jody Burfening
Full Circle Capital Corporation	Lippert/Heilshorn & Associates
914-220-6300	212-838-3777
info@fccapital.com	sprince@lhai.com

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